Contact:	Brian Beades
212-810-5596
ahr-info@blackrock.com

Anthracite Capital Reports Fourth Quarter
Operating Earnings of $0.31 Per Share

New York - March 11, 2008 - Anthracite Capital, Inc. (NYSE:AHR) (the “Company” or “Anthracite”) today reported net income available to common stockholders for the fourth quarter of 2007 of $0.24 per share, compared to $0.47 per share for the same three-month period in 2006. For the year ended December 31, 2007, net income available to common stockholders was $1.19 per share, compared to net income available to common stockholders of $1.31 per share for the year ended December 31, 2006. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

Operating Earnings (defined below) for the fourth quarters of 2007 and 2006 were $0.31 and $0.26 per share, respectively. Operating Earnings were $1.31 per share for the year ended December 31, 2007, compared to $1.10 per share for the year ended December 31, 2006. Dividends paid for the year ended December 31, 2007 were $1.19 per share.

Based on the $0.30 per share dividend paid on January 31, 2008, and the March 10, 2007 closing price of $5.27, Anthracite’s annualized dividend yield is 22.8%. Table 1, provided below, reconciles Operating Earnings per share to diluted net income per share available to common stockholders.

Chris Milner, Chief Executive Officer of the Company, stated, “The dislocation in the capital markets continued to worsen in the fourth quarter, causing CMBS spreads to reach unprecedented levels. While this development clearly has resulted in negative price changes in our portfolio, the relatively better performance of our non-U.S. and seasoned vintage U.S. CMBS assets muted the overall impact. In addition, we are pleased to report that credit performance has continued to generate strong operating results in both the fourth quarter and the full year 2007. While the Company continues to maintain a defensive posture in the current market, we are particularly pleased that notwithstanding the very difficult operating environment, our net income for the year equaled dividends paid and Operating Earnings exceeded dividends by 10%.”

Liquidity
The dislocation in global credit markets has significantly reduced activity in the commercial real estate debt sector and caused the value of credit sensitive assets to decline. In reaction to this decline, the Company has maintained a higher than normal amount of cash to support its short-term borrowings. Only 18% of the Company's total borrowings are subject to mark-to-market adjustments and margin calls, and the Company continues to evaluate other financing alternatives to reduce short-term borrowings. At December 31, 2007, approximately 80% of the Company’s secured liabilities were not subject to margin calls and the Company’s unsecured debt had a weighted average maturity of 18.6 years (assumes the Company’s convertible senior notes are outstanding until their final maturity).

The credit performance of the Company's investments remains consistent with the Company’s expectations. Nevertheless, the capital markets continue to mark down the value of credit sensitive securities regardless of performance. The Company received and funded margin calls totaling $82,570 during 2007, $73,793 from January 1, 2008 through March 10, 2008, and will fund another $11,118 on March 12, 2008.

Book Value and Net Asset Value
Net book value per share at December 31, 2007 was $4.86 compared to $7.13 per share at September 30, 2007. The Company’s recent vintage commercial mortgage-backed securities (“CMBS”) (2005 through 2007) experienced significant spread widening during the fourth quarter, resulting in a 15.2% decrease in overall market value and accounting for 71% of the overall decline in book value. The Company’s seasoned vintage CMBS (1997 through 2004) experienced spread widening as well but this was offset by lower market interest rates, resulting in a 0.9% increase in overall market value of the Company’s seasoned CMBS. The Company’s non-U.S. CMBS had a market value decline of 4.7% in the fourth quarter of 2007, outperforming U.S. CMBS. A summary of the percentage change in value of the Company’s CMBS by vintage year for the fourth quarter of 2007 is as follows:

Vintage	Weighted Average Rating	3Q07 Market Value	4Q07 Market Value	$ Change in Market Value	% Change in Market Value
U.S. CMBS:
2007	BB-	$297,443	$249,883	$(47,560)	(16.0)%
2006	BB-	203,086	171,706	(31,380)	(15.5)%
2005	BB	166,234	143,941	(22,293)	(13.4)%
Recent Vintages	BB-	666,763	565,530	(101,233)	(15.2)%
Seasoned Vintages	BBB-	998,754	1,007,630	8,876	0.9%
Total U.S. CMBS	BB+	1,665,517	1,573,160	(92,357)	(5.5)%
Non-U.S. CMBS:
CAD	BB+	96,660	90,993	(5,667)	(5.9)%
EUR	BB	202,685	192,472	(10,213)	(5.0)%
GBP	BBB-	73,299	70,162	(3,137)	(4.3)%
JPY	BBB	39,515	39,196	(319)	(0.8)%
Total Non-U.S. CMBS	BB	412,159	392,823	(19,336)	(4.7)%
Total CMBS	BB+	$2,077,676	$1,965,983	$(111,693)	(5.4)%

The current credit market dislocation also caused a decline in the market value of the Company’s long-term liabilities. The Company’s consolidated statement of financial condition carries these long-term liabilities at adjusted issuance price. Reductions in their value would increase the value of the Company’s equity. If the Company marked all assets and liabilities at fair value, the Company’s net asset value (“NAV”) per share would be approximately $11.32 at December 31, 2007.

In February 2007, the Financial Accounting Standards Board issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“FAS 159”), which permits entities to elect to measure eligible financial instruments at fair value. The unrealized gains and losses on items for which the fair value option has been elected will be reported in net income or loss. The Company adopted FAS 159 as of the beginning of 2008 and elected to apply the fair value option to the following financial assets and liabilities existing at the time of adoption:

(1)	All securities which were previously accounted for as available-for-sale;
(2)	All unsecured long-term liabilities, consisting of all senior unsecured notes, senior convertible debt, junior unsecured notes and junior subordinated notes; and
(3)	All CDO liabilities.

Upon adoption, the Company expects common stockholders’ equity will increase by approximately $5.88 per share to $10.75 per share.

Below is a comparison of book value per share, net asset value per share and book value per share after the adoption of SFAS 159 at December 31, 2007 and 2006, as well as at September 30, 2007.

	12/31/07	9/30/2007	12/31/2006
Total Stockholders' Equity	$451,371	$593,460	$656,109
Less:
Series C Preferred Stock Liquidation Value	(57,500)	(57,500)	(57,500)
Series D Preferred Stock Liquidation Value	(86,250)	(86,250)	-
Common Equity	$307,621	$449,710	$598,609
Common Shares Outstanding	63,263,998	63,097,248	57,830,964
Book Value per Share	$4.86	$7.13	$10.35
Net Asset Value per Share	$11.32	$11.24	$10.56
Book Value per Share, FAS 159 Basis	$10.75	$10.91	$10.72

NAV represents the mark to market of all the Company's assets and liabilities. FAS 159 basis book value per share is the same calculation as NAV, with the exclusion of the mark to market on the commercial mortgage loans and the Company’s Series C and D Preferred Stock.

The Company's Operating Earnings for the year ended December 31, 2007 represented an annualized return on average common stockholders’ equity of 13.5%, compared to 11.0% for the year ended December 31, 2006.

Commercial Real Estate Investment Activity
During the fourth quarter of 2007, the Company purchased a total of $179,780 of commercial real estate assets, which included $79,437 of non-U.S. dollar denominated assets. Commercial real estate assets purchased consisted of $85,015 of CMBS, $12,065 of investment grade real estate investment trust (“REIT”) debt and $82,700 of commercial real estate loans. During the fourth quarter of 2007, the Company sold investment grade REIT debt with an adjusted purchase price of $12,131.

Capital Markets Activity
Credit Facilities:
On October 22, 2007, the Company exercised an extension option on its $200,000 credit facility with Deutsche Bank, AG to December 20, 2008. The terms of the extension option require the Company to amortize the loan by 50% in June 2008, 25% in September of 2008 and the remaining 25% in December 2008.

On February 15, 2008, the Company renewed its $300,000 non-U.S. dollar denominated facility with Morgan Stanley Bank until February 7, 2009.

On February 29, 2008, the Company entered into a $60,000 loan commitment with a subsidiary of BlackRock, Inc. BlackRock, Inc. is the parent of the Company’s manager, BlackRock Financial Management, Inc. On March 7, 2008, the Company and the subsidiary entered into the credit agreement. The facility has a term of 364 days with two 364-day extension periods, subject to lender approval. The facility is collateralized by a pledge of the Company’s investment in Carbon Capital II, Inc. (“Carbon II”) and gives the lender the option to purchase the Carbon II investment at fair market value (as determined by the terms of the agreement) from the Company. On March 7, 2008, the Company borrowed $37,500 under the facility.

Collateralized debt obligations (“CDOs”):
The Company historically has used CDOs as a financing vehicle to fund its investments in order to match the Company's liabilities with its investment cash flows. The Company's CDO financings are non-recourse and do not have mark-to-market provisions that could require the Company to pay down debt securities issued by a CDO vehicle if the market prices of the underlying assets decline. The debt securities issued by the Company’s CDO vehicles are typically rated by third-party rating agencies, which retain the right to change their ratings at their discretion. The ratings currently range from AAA to BB. Although no downgrades of ratings of any debt securities issued by any of the Company's CDO vehicles have occurred to date, a downgrade will not affect the underlying assets or the payment structure associated with the Company's CDOs.

The Company retains the most subordinated interest in eight CDO vehicles. The terms of five of those CDOs include certain coverage tests that, if not satisfied, would require that interest payments otherwise payable to the Company be re-directed to pay principal on the most senior debt securities issued by the CDO vehicle, which could adversely affect the Company's cash flows and operating results. In no event would the failure to satisfy a coverage test require the Company to sell assets securing the debt securities issued by a CDO vehicle. As of the date hereof, all of the Company's CDOs are passing their coverage tests.

Fourth Quarter Financial Summary
•
Operating Earnings for the fourth quarters of 2007 and 2006 were $0.31 and $0.26 per share, respectively. Operating Earnings for the years ended December 31, 2007 and 2006 were $1.31 and $1.10 per share, respectively.

•
Income from commercial real estate assets for the quarter ended December 31, 2007 increased by $11,087, or 14.5%, from the quarter ended December 31, 2006, primarily because of continued portfolio growth.

•	Weighted average cost of funds increased to 6.6% for the fourth quarter of 2007 from 6.0% for the same period in 2006.

•	Exposure to a 50 basis point move in short-term interest rates remains at $0.01 per share at December 31, 2007.

Commercial Real Estate Securities
During the fourth quarter of 2007, the Company purchased $97,080 of commercial real estate securities, including $24,063 of non-U.S. dollar denominated securities. During the fourth quarter of 2007, the Company sold investment grade REIT debt with an adjusted purchase price of $12,131.

CMBS with an adjusted purchase price of $22,145 are held as collateral for CDOs and classified as held-for-trading. For the year ended December 31, 2007, the decline in value of $5,080 related to these assets is included in net realized and unrealized gain (loss) on the consolidated statement of operations.

Commercial Real Estate Credit
The Company considers CMBS where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company owns Controlling Class CMBS issued in 1998, 1999 and 2001 through 2007.

The Company acquired two U.S. dollar denominated Controlling Class CMBS trusts during the quarter ended December 31, 2007. At December 31, 2007, the Company owned 39 Controlling Class CMBS trusts with an aggregate underlying loan principal balance of $59,534,400. Delinquencies of 30 days or more on these loans as a percent of current loan balances were 0.59% at December 31, 2007, compared with 0.39% at December 31, 2006.

At December 31, 2007, because of changes in timing of assumed credit losses and prepayments, seven CMBS required an impairment charge totaling $5,166. At December 31, 2007, six of the Company’s other agency-backed commercial real estate securities required a charge of $267 because of the sale by the Company of similar securities during the third quarter of 2007 at a loss. During the quarter ended December 31, 2007, 70 of the Company’s Controlling Class CMBS with an aggregate adjusted purchase price of $408,201 experienced a weighted average yield increase of 58 basis points, and 30 Controlling Class CMBS with an aggregate adjusted purchase price of $182,941 experienced a weighted average yield decrease of 12 basis points.

During the quarter ended December 31, 2007, one of the Company’s Controlling Class CMBS was upgraded by at least one rating agency and one was downgraded. Additionally, at least one rating agency upgraded nine of the Company’s other commercial real estate securities and five were downgraded during the quarter ended December 31, 2007.

Commercial Real Estate Loans
During the fourth quarter of 2007, the Company purchased $82,700 of commercial real estate loans, including $55,374 of non-U.S. dollar denominated loans, and received repayments of commercial real estate loans in the aggregate amount of $35,337.

Also included in commercial real estate loans are the Company's investments in Carbon Capital, Inc. (“Carbon I”) and Carbon II (collectively with Carbon I, the “Carbon Funds”), private commercial real estate income funds managed by the Company’s manager.  For the quarters ended December 31, 2007 and 2006, the Company recorded income from the Carbon Funds of $3,112 and $2,024, respectively.  Carbon II increased its investment in U.S. commercial real estate loans by originating one loan for a total investment of $30,000 during the fourth quarter of 2007.  Paydowns in the Carbon Funds during the fourth quarter totaled $29,789.  As loans are repaid or sold, Carbon II has redeployed capital into acquisitions of additional loans for the portfolio.  The Carbon I investment period has expired and no new portfolio additions will occur.

The Company's investments in the Carbon Funds were as follows:

	December 31, 2007	December 31, 2006
Carbon I	$1,636	$3,144
Carbon II	97,762	69,259
	$99,398	$72,403

At December 31, 2007, all commercial real estate loans owned directly by the Company are performing in line with expectations. Three loans held in the Carbon Funds are in various stages of resolution and the Carbon Funds have established loan loss reserves as necessary. Subsequent to December 31, 2007, two other loans in Carbon II had maturity defaults, one of which has been cured. Carbon II and the lending groups are in discussions to extend the remaining loan.

All other commercial real estate loans held through the Company’s investments in the Carbon Funds are performing as expected.  All financial information utilized in this press release with respect to the Carbon Funds was reported to the Company by the Carbon Funds.

Commercial Real Estate
The Company fully redeemed its investment in BlackRock Diamond Property Fund, Inc. (“BlackRock Diamond”) as of September 30, 2007 and received $104,476 in October 2007. Over the life of this investment, the Company invested $100,000 of capital and earned cumulative profits of $34,853, an annualized return of 20.8%. BlackRock Diamond is managed by a subsidiary of BlackRock Financial Management, Inc., Anthracite’s manager.

The Company has an investment in a commercial real estate development fund investing in India. At December 31, 2007, total capital committed was $11,000, of which $9,350 had been drawn. The entity conducts its operations in the local currency, Indian Rupees.

Summary of Commercial Real Estate Assets
A summary of the Company’s commercial real estate assets with estimated fair values in local currencies and U.S. dollars at December 31, 2007 is as follows:

	Commercial Real Estate Securities	Commercial Real Estate Loans (1)	Commercial Real Estate Equity	Commercial Mortgage Loan Pools	Total Commercial Real Estate Assets	Total Commercial Real Estate Assets (USD)
USD	$1,881,328	$445,618	$-	$1,240,793	$3,567,739	$3,567,739
GBP	£35,247	£45,944	-	-	£81,191	161,618
Euro	€131,645	€354,458	-	-	€486,103	710,707
Canadian Dollars	C$89,805	C$6,249	-	-	C$96,054	97,324
Japanese Yen	¥4,378,759	-	-	-	¥4,378,759	39,196
Swiss Francs	-	CHF23,939	-	-	CHF23,939	21,145
Indian Rupees	-	-	Rs368,483	-	Rs368,483	9,350
Total USD Equivalent	$2,274,151	$1,082,785	$9,350	$1,240,793	$4,607,079	$4,607,079

(1) Includes the Company’s investments of $99,398 in the Carbon Funds at December 31, 2007.

For the three months ended December 31, 2007, the Company’s non-U.S dollar denominated commercial real estate assets generated $21,944, or 24%, of total income. For the year ended December 31, 2007, the Company’s non-U.S dollar denominated commercial real estate assets generated $64,520, or 18%, of total income.

The Company has foreign currency exposure related to its non-U.S. dollar denominated net assets. The Company’s primary currency exposures are to the Euro, British Pound Sterling and Canadian Dollars. Changes in currency rates can adversely impact the estimated fair value and earnings of the Company’s non-U.S. holdings. The Company mitigates this impact by utilizing local currency-denominated financing for its non-U.S. investments and foreign currency forward commitments and currency swaps to hedge its net foreign currency exposure. For the three and twelve months ended December 31, 2007, the Company recorded net foreign currency gains of $2,642 and $6,272, respectively. For the three and twelve months ended December 31, 2006, the Company recorded net foreign currency gains of $1,164, and $2,161, respectively.

Reconciliation of Operating Earnings to Diluted Net Income Available to Common Stockholders Per Share (Table 1)
The table below reconciles diluted Operating Earnings per common share with diluted net income available to common stockholders per common share:

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Operating earnings per common share	$0.31	$0.26	$1.31	$1.10
Net realized and unrealized gain (loss)	(0.02)	0.29	0.01	0.34
Incentive fee attributable to other gains	-	(0.05)	(0.02)	(0.05)
Net foreign currency gain and hedge ineffectiveness	0.04	0.01	0.09	0.03
Loss on impairment of assets	(0.09)	(0.04)	(0.20)	(0.13)
Income from discontinued operations	-	-	-	0.02
Diluted net income available to common stockholders per common share	$0.24	$0.47	$1.19	$1.31

The Company considers its Operating Earnings to be net income after operating expenses and preferred dividends but before realized and unrealized gains (loss), incentive fees attributable to other income (loss), net foreign currency gain (loss), hedge ineffectiveness and loss on impairment of assets. The Company believes Operating Earnings to be an effective indicator of the Company’s profitability and financial performance over time. Operating Earnings can and will fluctuate based on changes in asset levels, funding rates, available reinvestment rates and expected losses on credit sensitive positions.

This press release, including the reconciliation of Operating Earnings per common share with diluted net income available to common stockholders per share, is also available on the News section of the Company’s website at www.anthracitecapital.com.

Dividend Reinvestment and Stock Purchase Plan
As previously reported, if you are a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), please note that the dividend reinvestment portion of the Plan has been reinstated for all dividend payments made after September 8, 2006, and for all future dividend payment dates, with a discount of 2%. The optional cash purchase portion of the Plan also has been reinstated for all investment periods commencing after October 1, 2006, with a discount of 1%.

During the three months ended December 31, 2007, the Company issued 85,186 shares under the Plan at a collective weighted average issuance price of $8.18 per share. The optional cash portion of the Plan allowed participants to invest up to $20 per month at a 1% discount. The optional cash portion of the Plan represents 14,838 of the shares that were issued during the quarter under the Plan. The remaining 70,348 shares issued under the Plan during the quarter are attributable to the dividend reinvestment portion of the Plan.

On February 29, 2008, the Company filed a notification of late filing for its Annual Report on Form 10-K for the year ended December 31, 2007. Issuances of shares of the Company’s Common Stock under the Plan will remain suspended until the Company files its Annual Report on Form 10-K for the year ended December 31, 2007, which the Company expects to file no later than March 14, 2008.

To request a prospectus and receive enrollment materials or to ask questions about the Plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-810-3333. The Company's website address is www.anthracitecapital.com.

Earnings Conference Call
The Company will host a conference call on March 11, 2008 at 9:00 a.m. (Eastern Time). The conference call will be available live via telephone. Members of the public who are interested in participating in Anthracite’s fourth quarter earnings teleconference should dial, from the U.S., (800) 374-0176, or from outside the U.S., (706) 679-4634, shortly before 9:00 a.m. and reference the Anthracite Teleconference Call (number 36431845). Please note that the teleconference call will be available for replay beginning at 1:00 p.m. on Tuesday, March 11, 2008, and ending at midnight on Tuesday, March 18, 2008. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291 and enter conference identification number 36431845.

About Anthracite
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.357 trillion in global assets under management at December 31, 2007. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements
This press release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets; (3) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc., Anthracite’s manager (the “Manager”); (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite or the Manager; (8) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and Anthracite; (9) the ability of the Manager to attract and retain highly talented professionals; (10) fluctuations in foreign currency exchange rates; and (11) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2006 and Anthracite’s subsequent filings with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this release.

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollar amounts in thousands)

	December 31, 2007		December 31, 2006

ASSETS
Cash and cash equivalents		$91,547		$66,762
Restricted cash equivalents		32,105		59,427
Residential mortgage-backed securities (“RMBS”)		10,183		276,343
Commercial mortgage loan pools	$1,240,793		$1,271,014
Commercial real estate securities	2,274,151		2,494,100
Commercial real estate loans, net	1,082,785		554,148
Commercial real estate	9,350		109,744
Total commercial real estate		4,607,079		4,429,006
Derivative instruments, at fair value		404,910		317,574
Other assets		101,886		69,151
Total Assets		$5,247,710		$5,218,263

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short-term borrowings:
Secured by pledge of RMBS	$8,958		$266,731
Secured by pledge of commercial real estate securities	492,159		575,420
Secured by pledge of commercial mortgage loan pools	6,128		6,395
Secured by pledge of commercial real estate loans	244,476		26,570
Total short-term borrowings		$751,721		$875,116
Long-term borrowings:
Collateralized debt obligations	1,823,328		1,812,574
Secured by pledge of commercial mortgage loan pools	1,219,094		1,250,503
Senior unsecured notes	162,500		75,000
Junior unsecured notes	73,103		-
Junior subordinated notes to subsidiary trust issuing preferred securities	180,477		180,477
Convertible senior notes	80,000		-
Total long-term borrowings		3,538,502		3,318,554
Total borrowings		4,290,223		4,193,670
Payable for investments purchased		4,693		23,796
Distributions payable		21,064		17,669
Derivative instruments, at fair value		442,114		304,987
Other liabilities		38,245		22,032
Total Liabilities		4,796,339		4,562,154

Stockholders' Equity:
9.375% Series C Preferred Stock, liquidation preference $57,500		55,435		55,435
8.25% Series D Preferred Stock, liquidation preference $86,250		83,259		-
Common Stock, par value $0.001 per share; 400,000,000 shares authorized;
63,263,998 shares issued and outstanding in 2007; and 57,830,964 shares issued and outstanding in 2006		63		58
Additional paid-in capital		691,071		629,785
Distributions in excess of earnings		(122,738)		(120,976)
Accumulated other comprehensive income (loss)		(255,719)		91,807
Total Stockholders’ Equity		451,371		656,109
Total Liabilities and Stockholders' Equity		$5,247,710		$5,218,263

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Operating Portfolio
Income:
Commercial real estate securities	$51,253	$45,136	$194,579	$168,271
Commercial mortgage loan pools	12,918	13,174	52,037	52,917
Commercial real estate loans	23,151	14,520	83,285	52,205
Commercial real estate	-	3,405	18,790	15,763
RMBS	113	2,788	3,981	11,858
Cash and cash equivalents	2,209	657	5,857	2,403
Total Income	89,644	79,680	358,529	303,417

Expenses:
Interest expense:
Short-term borrowings	11,903	16,839	52,195	66,604
Collateralized debt obligations	27,668	23,734	108,948	81,337
Commercial mortgage loan pools	12,294	12,568	49,527	50,440
Senior unsecured notes	3,180	1,299	9,613	1,299
Convertible senior notes	2,425	-	3,219	-
Junior unsecured notes	1,419	-	3,561	-
Junior subordinated notes	3,335	3,343	13,450	12,447
General and administrative expense	1,533	1,151	5,981	4,533
Management fee	2,606	3,278	13,468	12,617
Incentive fee	-	-	4,150	2,708
Incentive fee - stock based	282	908	2,427	2,761
Total Expenses	66,645	63,120	266,539	234,746
Income from the Operating Portfolio	22,999	16,560	91,990	68,671

Other income (loss):
Net realized and unrealized gain (loss)	(1,346)	16,943	166	19,626
Incentive fee attributable to other income (loss)	-	(3,211)	(1,495)	(3,211)
Foreign currency gain	2,642	1,164	6,272	2,161
Hedge ineffectiveness	(325)	(663)	(488)	(262)
Loss on impairment of assets	(5,433)	(2,085)	(12,469)	(7,880)
Total other income (loss)	(4,465)	12,148	(8,014)	10,434
Income from Continuing Operations	18,533	28,708	83,976	79,105

Income from Discontinued Operations	-	-	-	1,366

Net Income	18,533	28,708	83,976	80,471
Dividends on preferred stock	3,125	1,348	11,656	5,392
Net Income available to Common Stockholders	$15,408	$27,360	$72,320	$75,079

Operating Earnings:
Income from the operating portfolio	$22,999	$16,560	$91,990	$68,671
Dividends on preferred stock	(3,125)	(1,348)	(11,656)	(5,392)
Net Operating Earnings	$19,874	$15,212	$80,334	$63,279

Operating Earnings available to Common Stockholders per share:
Basic	$0.31	$0.26	$1.32	$1.11
Diluted	$0.31	$0.26	$1.31	$1.10

Net Income available to Common Stockholders per share:
Basic	$0.24	$0.47	$1.20	$1.31
Diluted	$0.24	$0.47	$1.19	$1.31

Income from continuing operations per share of common stock, after preferred dividends
Basic	$0.24	$0.47	$1.20	$1.29
Diluted	$0.24	$0.47	$1.19	$1.29

Income from discontinued operations per share of common stock
Basic	$-	$-	$-	$0.02
Diluted	$-	$-	$-	$0.02

Weighted average number of shares outstanding:
Basic	63,172,636	57,813,016	61,136,269	57,182,434
Diluted	63,488,956	58,105,352	61,375,193	57,401,664

Dividend declared per share of Common Stock	$0.30	$0.29	$1.19	$1.15